Exhibit 10.14

Board Compensation for Directors*

Type of Compensation	Amount
Board Cash Retainer+	Fiscal 2020: $35,000, payable quarterly on the last day of each fiscal quarter, commencing January 1, 2020+
Board Meeting Fees	$1,500 for each meeting attended
Committee Meeting Fees	$1,000 for each substantive meeting of the Audit Committee attended
$3,500 for each substantive meeting of the Conflicts Committee attended
Committee Chair Retainer	$3,500 for Audit Committee Chair, payable quarterly on the last day of each fiscal quarter+
$2,500 for Conflicts Committee Chair, payable quarterly on the last day of each fiscal quarter+
Other Benefits	Independent Directors are eligible to participate in a basic health benefits package similar to that available to Evolve employees.
*	Includes all persons serving as Independent Directors as of the beginning of each quarterly period.
+	For any person who ceases to serve during the fiscal quarter prior to such payment date, such person shall receive a pro rata amount for the portion of the fiscal quarter so served.